                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Hudson Hotels Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                                                     PRELIMINARY

                                     1998
                         ANNUAL MEETING OF SHAREHOLDERS
                                      -OF-
                            HUDSON HOTELS CORPORATION
                           ONE AIRPORT WAY, SUITE 200
                               ROCHESTER, NY 14624

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

   The 1998 Annual Meeting of Shareholders of Hudson Hotels Corporation (the "Company") will be held at the Inn on the Lake, 770 South Main Street, in Canandaigua, New York on Thursday, June 11, 1998 at 10:00 a.m. local time, for the following purposes:

1. To elect six (6) directors for a term of one (1) year or until their successors have been elected and qualified.

2. To consider and act upon a proposal to amend the Company's 1993 Director Stock Option Plan to increase the number of Common Shares reserved for issuance thereunder from 135,000 shares to 216,000 shares.

3. To consider and act upon a proposal to approve the Company's 1998 Long-Term Incentive Compensation Plan.

4. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to permit authorization of fundamental changes (including merger or consolidation, sale, lease or exchange of all or substantially all of the assets of the Company, and dissolution of the Company) by a majority vote of the shareholders of the Company.

5. To consider and act upon a proposal to appoint Coopers & Lybrand, LLP as the Company's independent public accountants for the year ending December 31, 1998.

6. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.


      Information concerning matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

   Shareholders of record at 5:00 p.m. Eastern Standard Time, on April 30, 1998, are entitled to notice of and to vote at, the meeting. Each shareholder, even though he or she now plans to attend the meeting, is requested to execute the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. Any shareholder present at the meeting may withdraw his or her proxy in writing and vote personally on each matter brought before the meeting.

                                          By Order of the Board of Directors


                                          Alan S. Lockwood
                                          Secretary

May __, 1998

                                     1998
                         ANNUAL MEETING OF SHAREHOLDERS
                                      -OF-
                            HUDSON HOTELS CORPORATION
                           ONE AIRPORT WAY, SUITE 200
                               ROCHESTER, NY 14624


                                 PROXY STATEMENT


      This Proxy Statement (the "Proxy Statement") is furnished to shareholders of Hudson Hotels Corporation, a New York corporation having its principal executive offices at One Airport Way, Suite 200, Rochester, New York 14624 (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company relating to the 1998 Annual Meeting of shareholders (the "Annual Meeting") which will be held at the Inn on the Lake, in Canandaigua, New York on Thursday, June 11, 1998, at 10:00 a.m., local time, and at any and all adjournments of the Annual Meeting.

      This Proxy Statement, together with the accompanying form of proxy, was mailed to shareholders on or about May 15, 1998.

VOTING SECURITIES

      As of April 30, 1998, the record date for the Annual Meeting, there were 5,157,162 of the Company's common shares, par value $.001 per share (the "Common Shares"), issued and outstanding. Only shareholders of record on the books of the Company at the close of business on April 30, 1998 are entitled to notice of, and to vote at, the Annual Meeting and at any and all adjournments of the Annual Meeting. Each such shareholder is entitled to one vote for each Common Share registered in the name of the shareholder. A majority of the outstanding Common Shares represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business.

      Under the law of New York, the Company's state of incorporation, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes occur where a broker holding stock in street name votes the shares on some matters but not others. Usually, this occurs where brokers have not received instructions from clients, in which case brokers are permitted to vote on "routine" matters but not on non-routine matters. The missing votes on non-routine matters are broker non-votes.

      The enclosed proxy, when properly executed and received by the Secretary of the Company prior to the Annual Meeting, will be voted as therein specified unless revoked by filing with the Secretary prior to any vote at the Annual Meeting, a written revocation or a duly executed proxy bearing a later date. Unless authority to vote for one or more of the director nominees is specifically withheld according to the instructions, a signed proxy will be voted FOR the election of the six director nominees named herein. Unless a proxy is designated as being voted against, or unless a shareholder designates that the shareholder abstains, a signed proxy will be voted FOR each proposal described herein. The Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

PROXY SOLICITATION

      The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, officers and regular employees of the Company, without extra compensation, may solicit proxies personally, by telephone or telegraph. The Company has requested persons holding Common Shares in their names for others or in the names of nominees to forward soliciting material to the beneficial owners of such Common Shares and the Company will, if requested, reimburse such persons for their reasonable expenses in so doing.

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth as of April 24, 1998, the name and address of each director and executive officer who owns shares of Common Stock and each other person known by the Company to own beneficially more than 5% of the Company's outstanding shares of Common Stock and the number of shares owned by all directors and officers of the Company, as a group, together with the respective percentage holdings of each such person.


NAME AND ADDRESS                 AMOUNT AND NATURE OF                                                PERCENT OF
OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP (1)(2)                                         CLASS(1)(2)
-------------------              ---------------------------                                         -----------
E. Anthony Wilson                       1,180,583(3)                                                    20.66%
One Airport Way, Suite 200
Rochester, New York 14624

Bruce Sahs                                149,191(4)                                                     2.81%
One Airport Way, Suite 200
Rochester, New York 14624

Ralph L. Peek                             534,842(5)                                                    10.24%
One Airport Way, Suite 200
Rochester, New York 14624

Christopher B. Burns                       26,133(6)                                                     0.50%
One Airport Way, Suite 200
Rochester, New York 14624

Dawn M. Richenberg                         28,333(7)                                                     0.55%
One Airport Way, Suite 200
Rochester, New York 14624

Michael Cahill                            175,375(8)                                                     3.38%
1043 East 130th Drive
Thornton, Colorado 80241

Robert Fagenson                            57,000(9)                                                     1.10%
19 Rector Street
16th Floor
New York, New York 10006

John P. Buza
1 Goose Point Drive                        18,000(10)                                                    0.35%
Colts Neck, New Jersey 07722

Taras Kolcio                               18,667(11)                                                    0.36%
One Airport Way, Suite 200
Rochester, New York  14624

Alan S. Lockwood                           16,848(12)                                                    0.33%
7291 Dennisport Lane
Victor, New York 14564

LIVA & Co., f/b/o                         499,900(13)                                                   14.37%
The Q-Tip Trust of
Jennifer L. Ansley
The Chase Manhattan Bank, N.A.
Rochester, New York



The Bond Fund for Growth                1,000,000(14)                                                   16.25%
70 Linden Oaks
Rochester, New York  14625

SB Motels Corp.                           370,657                                                        7.19%
Seven World Trade Center
New York, New York 10048

All directors and officers              2,071,090(1),(2),(3),(4),(5),(6),(7),(8),(9),(10),(11),(12)     34.18%
as a group (11 persons)


1 Unless otherwise indicated below, each director, officer and 5% shareholder has sole voting and investment power with respect to all shares beneficially owned.

2 Does not give effect to 413,125 shares reserved for issuance upon the exercise of outstanding warrants issued to non-affiliates.

3 Includes 22,000 shares in trust to Rebecca S. Wilson, Mr. Wilson's daughter. Includes 211,875 shares issuable upon exercise of outstanding warrants of the Company, which shares Mr. Wilson has the right to acquire within sixty (60) days. Includes 102,007 shares owned by Wilson Enterprises, L.P. and 31,875 shares issuable upon exercise of non-qualified stock options granted to Wilson Enterprises, L.P. of which Mr. Wilson is a general partner, and which option shares Mr. Wilson has the right to acquire within 60 days. Also includes an aggregate of 316,667 shares issuable upon exercise of non-qualified stock options granted to E. Anthony Wilson, which shares Mr. Wilson has the right to acquire within 60 days. Does not include 33,333 shares issuable upon exercise of the options, which shares have not yet vested.

4 Includes an aggregate of 148,333 shares issuable upon exercise of non-qualified stock options granted to Mr. Sahs, which shares Mr. Sahs has the right to receive within 60 days. Does not include 6,667 shares issuable upon exercise of the options, which shares have not yet vested.

5 Includes 127,094 shares owned beneficially and of record by Patricia L. Peek, wife of Mr. Peek, ownership of which shares Mr. Peek specifically disclaims. Includes 18,000 shares owned by Kacey L. Peek, Mr. Peek's daughter, and 15,000 shares owned by Jeremy C. Peek, Mr. Peek's son, both under the Uniform Gifts to Minors Act. Includes 102,007 shares by Wilson Enterprises, L.P. and 31,875 shares issuable upon exercise of a non-qualified stock option granted to Wilson Enterprises, L.P. of which Ralph L. Peek is a general partner, and an aggregate of 33,667 shares issuable upon exercise of a non-qualified stock option granted to Ralph L. Peek, which shares Mr. Peek has the right to acquire within 60 days. Does not include 3,333 shares issuable upon the exercise of options, which shares have not yet vested.

6 Includes an aggregate of 26,133 shares issuable upon exercise of non-qualified stock options granted to Mr. Burns, which shares Mr. Burns has the right to receive within 60 days. Does not include 667 shares issuable upon exercise of the options, which shares have not yet vested.

7 Includes an aggregate of 28,333 shares issuable upon exercise of non-qualified stock options granted to Ms. Richenberg, which shares Ms. Richenberg has the right to receive within 60 days. Does not include 667 shares issuable upon exercise of the options, which shares have not yet vested.

8 Includes an aggregate of 37,625 shares issuable upon exercise of non-qualified stock options granted to Mr. Cahill, which shares Mr. Cahill has the right to acquire within 60 days.

9 Includes 27,000 shares issuable upon exercise of a non-qualified stock option granted to Mr. Fagenson, which shares Mr. Fagenson has the right to receive within 60 days.

10 Includes 18,000 shares issuable upon exercise of a non-qualified stock option granted to Mr. Buza, which shares Mr. Buza has the right to receive within 60 days. Does not include 9,000 shares issuable upon exercise of the option, which shares have not yet vested.

11 Includes 18,667 shares issuable upon exercise of non-qualified stock options granted to Mr. Kolcio, which shares Mr. Kolcio has the right to receive within 60 days. Does not include 3,333 shares issuable upon exercise of the options, which shares have not yet vested.

12 Includes 6,667 shares issuable upon exercise of a non-qualified stock option granted to 900 Midtown Investments, an investment partnership whose sole partners are Robert Brown, Ralph Code, Stephens Fowler, John Wilson, Richard Palumbo, Michael Howard, Howard Konar, Catherine Foerster, Kevin Wetmore, Sue Jacobson, James Metzler and Mr. Lockwood, which shares 900 Midtown Investments has the right to acquire within 60 days.

13 Includes 247,467 shares issuable upon conversion of the Company's Series A
   Preferred Stock, which the Trust has the right to receive within 60 days. Does not include an aggregate of 41,640 shares held by trusts for the children of Loren G. Ansley, or 47,256 shares reserved for issuance upon conversion of 47,256 Series A Preferred Shares held by those trusts.

14 Includes 1,000,000 shares reserved for issuance upon conversion of the Company's $7,500,000 Convertible Subordinated Debenture due July 2001.

               DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

      As of April 12, 1998 the directors and executive officers of the Company were as follows:


             NAME                  AGE              POSITION

       E. Anthony Wilson           53      Chairman of the Board of Directors, President,
                                           Chief Executive Officer, and Director
       Bruce A. Sahs               53      Executive Vice President, Chief Operating Officer,
                                           and Director
       Ralph L. Peek               49      Vice President, Treasurer and Director
       Taras M. Kolcio             32      Chief Financial Officer and Controller
       Dawn M. Richenberg          40      Vice President/Hotel Operations
       Christopher B. Burns        41      Vice President/Development
       Michael Cahill              36      Director
       Robert Fagenson             49      Director
       John P. Buza                37      Director
       Alan S. Lockwood            45      Secretary

      All directors serve for a term of one year and until their successors are duly elected. All officers serve at the discretion of the Board of Directors.

      Messrs. Wilson, Cahill, Sahs, Peek, Buza and Fagenson are each nominees for the position of director of the Company to be voted upon at the 1998 Annual Meeting. For a brief description of their respective business experience during the past five years please refer to that portion of this Proxy Statement entitled "Election of Directors." A brief description of the business experience of Messrs. Kolcio, Burns and Lockwood and Ms. Richenberg is presented here.


TARAS M. KOLCIO
CHIEF FINANCIAL OFFICER AND CONTROLLER

      Mr. Kolcio joined the Company as its Controller in June 1993, and in November 1996 was named Chief Financial Officer. Prior to that he was employed by Deloitte & Touche for six years. Mr. Kolcio received his Bachelor of Science degree in Business Administration from the University of Buffalo, and is licensed as a certified public accountant in the State of New York. Mr. Kolcio is a member of the New York State Society of Certified Public Accountants.


CHRISTOPHER B. BURNS
VICE PRESIDENT/DEVELOPMENT

      Mr. Burns is responsible for real estate acquisition, hotel development and the acquisition and renovation of existing hotel facilities. He also serves as brand manager for the Company's Hampton Inns(R) properties. Mr. Burns has worked in the hospitality industry for over 24 years, holding the positions of Director of Franchise Sales, Vice President of Hotel Operations, Food and Beverage Manager and General Manager for various hotel companies. He holds an Associates and Bachelor of Science degree in Hotel/Business Administration from the Rochester Institute of Technology.

DAWN M. RICHENBERG
VICE PRESIDENT/HOTEL OPERATIONS

      Ms. Richenberg is Vice President of Operations, overseeing the operations of Hudson's managed properties and serving as a brand manager for the Microtel(R), Comfort Inns(R) and Econolodge(R) franchises. Her responsibilities include insuring that Hudson's high property maintenance and operations quality standards are met. Ms. Richenberg received her degree in education at the State University of New York College at Buffalo and has 14 years of hotel operations and management experience. She has worked for the Company for 9 years. She is a member of the New York State Hotel and Tourism Association and the American Hotel and Motel Association.

ALAN S. LOCKWOOD
SECRETARY

      Mr. Lockwood is a partner in the law firm of Boylan, Brown, Code, Fowler, Vigdor & Wilson, LLP of Rochester, New York, which firm is general counsel to the Company. Mr. Lockwood specializes in corporate finance and has been affiliated with Boylan, Brown since 1978. He is a graduate of Cornell University School of Arts and Sciences and Cornell Law School. Mr. Lockwood has served as Secretary of the Company since its inception.

                              ELECTION OF DIRECTORS
                                  (Proposal 1)

      The Company proposes that a Board of Directors consisting of six (6) directors be elected by the shareholders at the Annual Meeting, each director to hold office until the next Annual Meeting of shareholders or until the successor of the director is duly elected and qualified. The number of directors to be elected has been fixed by the Board of Directors pursuant to the Company's By-Laws.

      The Board of Directors recommends the election of the six (6) nominees named below. Each of these nominees was elected as a director at the Company's 1997 annual meeting of shareholders. The Board of Directors does not contemplate that any of the nominees will be unable to serve as a director, but should any such nominee so notify the Company of the nominee's unavailability prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their sole discretion, shall determine.

      Unless authority to vote for one or more of the director nominees is specifically withheld according to the instructions, proxies which are executed and returned to the Company prior to the Annual Meeting in the enclosed form will be voted FOR the election of each of the six (6) nominees named below. The proxy solicited by the Board of Directors will be so voted unless shareholders specify a contrary choice therein. Directors are elected by a plurality of votes cast. What follows is certain information relating to each of the nominees for director:

      E. ANTHONY WILSON, age 53, was a co-founder of the Company and has served as Chairman of the Board since its inception, and as Chief Executive Officer since January 1993. In 1984 he co-founded Hudson Hotels Corp. which was acquired by the Company in June 1992. In addition to his hotel experience, Mr. Wilson was a founder of S&W Restaurants, and of Mid-America Properties, which is the owner of eight Chi-Chi's Restaurants, and was a partner and developer of the Ocean Club (a 7,000 square-foot night club and restaurant), and Union Square, a theme restaurant. He has over 25 years experience in the hospitality and real estate industries as a developer, owner and manager. As General Partner of Wilson Enterprises, L.P. of Rochester, New York, he has developed over 2,000,000 square feet of office, warehouse, apartments and related facilities for tenants, including Xerox Corporation, Eastman Kodak, Rochester Telephone Corp., R.T. French, Champion Products, the United States Government and other national corporations. Mr. Wilson is an alumnus of the School of Business at Indiana University. He has served as the Chairperson of the Strong Memorial Hospital Children's Fund, and has been a Director of the First National Bank of Rochester, Erdle Perforating Corp., and the Rochester Family of Mutual Funds.

      MICHAEL CAHILL, age 36, has served as a director since the Company's inception in 1987. Mr. Cahill is the founder and president of Hospitality Real Estate Counselors, Inc., a hospitality consulting firm located in Thornton, Colorado. Prior to that, he was with Hospitality Valuation Services for ten years and held the title of Senior Vice President. Mr. Cahill is a graduate of the Cornell University School of Hotel Administration. His experience includes providing hotel-motel valuations, market studies, feasibility reports and investment counseling on a wide variety of hotel projects throughout the country. He maintains the MAI designation from the Appraisal Institute and the CHA designation from the American Hotel and Motel Association. Mr. Cahill is a frequent lecturer and author on matters concerning the hospitality industry. He is also a contributing editor to LODGING magazine, the official journal of the American Hotel and Motel Association.

      RALPH L. PEEK, age 49, has served as a director of the Company since its inception in 1987 and is currently Vice President and Treasurer. Mr. Peek is also a general partner with E. Anthony Wilson of Wilson Enterprises, L.P. (See the description of E. Anthony Wilson, above). Mr. Peek received his bachelor's degree from Rochester Institute of Technology and is a Certified Public Accountant.

      BRUCE A. SAHS, age 53, participated in the organization of the Company and has served as Chief Financial Officer from inception through November 1996. Since January, 1993, Mr. Sahs has served as Executive Vice President and Chief Operating Officer of the Company and as a director. Prior to his employment with Hudson, Mr. Sahs was a partner in a Rochester based certified public accounting firm, specializing in hotel and restaurant auditing controls and management services. Mr. Sahs received his degree from the Rochester Institute of Technology, is a Certified Public Accountant, as well as a Certified Hotel Administrator. He is also a member of the New York State Society of Certified Public Accountants.

      ROBERT FAGENSON, age 49, was first confirmed as a director of the Company in July 1989. Mr. Fagenson has been the President of Fagenson & Co., Inc. since 1988 and has served since 1983 as a Vice President of Starr

Securities, Inc., the firm which served as underwriter of the Company's initial public offering. Both entities are registered broker-dealers and members of the New York Stock Exchange. Mr. Fagenson is also a director of two other publicly traded companies - NV-Tech Biomed, Inc., and Rentway, Inc. Mr. Fagenson serves as a member of the Board of Directors of the New York Stock Exchange. He received a B.S. degree in finance and transportation from Syracuse University

      JOHN P. BUZA, age 37, has served as a Director of the Company since November 1996. Mr. Buza joined American General Hospitality Corporation, a publicly traded real estate investment trust, on January 30, 1998 as Senior Vice President. His responsibilities include asset management of properties leased to third-party hotel operators, investor relations, acquisitions, dispositions and raising equity. Prior to joining American General, Mr. Buza worked for 11 years at Salomon Brothers Inc as a Director with responsibility for asset management and financial reporting for firm investment and all Salomon benefit plans. Mr. Buza has 10 years of real estate experience and has spent portions of the last six years working in the hotel industry. Since 1988, he has served on the Advisory Committee to two Trammell Crow real estate venture funds which had over $2.5 billion of assets. Prior to joining Salomon Brothers, Mr. Buza worked four years for Touche & Ross & Co. Mr. Buza is licensed as a Certified Public Accountant and is a member of the New Jersey State Society of CPAs. He is a graduate of Muhlenberg College, Allentown, PA, receiving a BA in Accounting/Business Administration.

      None of the Company's directors is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or of any company registered under the Investment Company Act of 1940, as amended, except for Mr. Fagenson, as more fully stated above. There is no family relationship among any members of the Board of Directors or the executive officers or significant employees of the Company. The Board of Directors met four times during year ended December 31, 1997: Mr. Sahs and Mr. Peek did not attend one meeting. At the present time the Company has no Nominating Committee. The Board has a Compensation Committee whose members are Mr. Buza and Mr. Fagenson, and an Audit Committee whose members are Mr. Buza and Mr. Fagenson. The Compensation Committee establishes the compensation of the Chief Executive Officer of the Company, reviews the recommendations of management regarding the compensation of other executive officers and administers the Company's Stock Option Plans. All directors and executive officers are elected to serve as directors and executive officers until the next annual meeting of shareholders of the Company or until their successors have been elected and qualified.

      There are no arrangements or understandings between any director or executive officer and any other persons pursuant to which any such directors or executive officers was or is to be selected as a director or nominee for director.

      COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT. Based solely upon its review for Forms 3 and 4 year ended December 31, 1997 and in reliance upon written representations regarding the necessity to file Form 5, and except as previously reported, the Company has determined that, to the best of its knowledge, no officer, director or shareholder required to file such form has failed to do so timely.

                             EXECUTIVE COMPENSATION

      The following table sets forth the cash compensation for fiscal 1995, 1996 and 1997 to the Company's Chief Executive Officer, officers who earned in excess of $100,000 and to all executive officers as a group.


                             CASH COMPENSATION TABLE

 NAME OF INDIVIDUAL OR GROUP      YEAR         CASH COMPENSATION (a)            OPTIONS/SARS (#)
   AND PRINCIPAL POSITION
                                                   Salary
E. Anthony Wilson, CEO            1997            $299,892(b)    $60,000              50,000
                                  1996             222,471            --             100,000
                                  1995             122,166            --             100,000


Bruce A. Sahs, Executive          1997            $142,426       $15,000              10,000
V.P./COO                          1996             119,660            --              20,000
                                  1995              93,896            --              50,000

All Executive Officers as a       1997            $677,327            --              80,000
Group (4 in 1997; 3 in 1996;      1996             405,016            --             122,000
4 in 1995.)                       1995             385,189            --             160,000

            Note: Columnar information required by Item 402(a)(2) has been omitted for categories where there has been no compensation awarded to, earned by, or paid to, any of the named Executives required to be reported in the table during fiscal 1995, 1996 and 1997.

(a) In addition, the Company provides Messrs. Wilson and Sahs with an automobile. Other than the cash compensation set forth in the table, none of the Executive Officers individually, nor the Executive Officers as a group, received non-cash benefits having a value exceeding $50,000, or 10% of their cash compensation.

      Non-management directors are paid $1,000 for each board meeting attended. Directors who are also full time employees are not paid directors' fees.

(b) Mr. Wilson's and Mr Sahs' 1997 compensation includes bonus pay esablished by the compensation committee of the Board in 1997 to compensate them for successful completion of acquisition and financing transactions completed in 1996.

                               STOCK OPTION PLANS

THE 1988 EMPLOYEE STOCK OPTION PLAN

      In December 1988, the Board of Directors of the Company adopted the Microtel Franchise and Development Corporation Employee Stock Option Plan (herein referred to as the "Employee Stock Option Plan") under which 100,000 shares of the Company's Common Stock were reserved for issuance to officers, key employees and directors pursuant to the exercise of qualified stock options, nonqualified stock options and direct grants of restricted stock. The Employee Stock Option Plan was approved by the shareholders of the Company at the Company's Annual Meeting in September, 1989. The Employee Stock Option Plan is administered by the Board of Directors. As of December 31, 1997, options for 97,000 had been issued and options for 15,000 shares granted under the Employee Stock Option Plan had been exercised.

THE 1993 EMPLOYEE AND DIRECTOR STOCK OPTION PLANS

      In September 1993, the Company adopted the 1993 Employee Stock Option Plan and the 1993 Director Stock Option Plan. The 1993 Employee Plan provides for the grant of incentive and non-qualified stock options to selected employees and is administered by the Compensation Committee of the Board of Directors. The original Plan authorized the grant of options for 250,000 shares. On August 23, 1995, the Shareholders approved the issuance of an additional 300,000 shares pursuant to the 1993 Employee Plan, and on May 13, 1996 the Shareholders approved the issuance of an additional 300,000 shares pursuant thereto. The Compensation Committee determines the individuals who participate under the Plan, the terms and conditions of options, the option price, the vesting schedule of options and other terms and conditions of the options granted pursuant thereto. As of December 31, 1997, the Company had issued options to purchase 610,000 shares of Common Stock under the 1993 Employee Plan, and 60,000 of those options have been exercised.

      The 1993 Director Stock Option Plan allows for the issuance of options to purchase up to 135,000 shares of Common Stock by Directors pursuant to the formula set forth in the plan. Options to purchase 108,000 under the 1993 Director Plan had been granted as of December 31, 1997; none of these options have been exercised.

OTHER STOCK OPTIONS

      On September 29, 1993, the Shareholders approved the grant of an option to purchase 10,000 shares of Common Stock at $2.00 per share to Alan S. Lockwood, the Company's Secretary. Mr. Lockwood is also a partner in Boylan, Brown, Code, Fowler, Vigdor & Wilson, LLP, the Company's attorneys. The option was granted to 900 Midtown Investments, an investment partnership in which Mr. Lockwood is a partner. As of December 31, 1997, options to purchase 3333 shares had been exercised.

                    AMENDMENT TO 1993 DIRECTOR STOCK OPTION PLAN
                                  (PROPOSAL 2)

GENERAL

      The Board of Directors has adopted, subject to shareholder approval, an amendment to the Company's 1993 Director Stock Option Plan to increase from 135,000 to 216,000 the number of Common Shares available under the 1993 Director Stock Option Plan in order to enable the Company's directors to continue to benefit under the 1993 Director Stock Option Plan.

SUMMARY OF TERMS OF THE 1993 DIRECTOR STOCK OPTION PLAN

      ADMINISTRATION. The 1993 Director Stock Option Plan was adopted by the Shareholders on September 29, 1993 to attract the best available individuals to serve as directors of the Company by encouraging them to acquire or increase their proprietary interest in the Company. It is administered by the Compensation Committee of the Board of Directors in accordance with the formula provided for in the 1993 Director Stock Option Plan. The decisions of the Compensation Committee concerning the interpretation and construction of any provisions of the 1993 Director Stock Option Plan or any option granted thereunder are final.

      ELIGIBILITY. The persons eligible to receive options under the 1993 Director Stock Option Plan are all non-employee directors of the Company. Each non-employee director of the Company receives options to purchase 27,000 shares on the date that the individual becomes a director of the Company.

      STOCK SUBJECT TO OPTIONS. The number of shares of Common Stock which would be subject to options granted under the 1993 Employee Stock Option Plan would be 216,000, of which options to purchase 108,000 shares have been granted.

      EXERCISE PRICE AND TERMS OF THE OPTIONS. The exercise price under each option shall be equal to the closing price of the Common Stock quoted by the national securities exchange which is the principal market for the Common Stock on the last day of trade prior to the authorization of the option grant. The term of each option is ten (10) years. Options vest according to the following schedule: one-third of the shares are available for exercise upon granting; an additional one-third become available for exercise on the first anniversary of granting; and all are available for exercise on the second anniversary of granting.

      TERMINATION OF SERVICE AS DIRECTOR, DEATH OR DISABILITY OF OPTIONEE. The 1993 Director Stock Option Plan provides that an optionee shall have the right to exercise the vested portion of any options granted under the 1993 Director Stock Option Plan only while he is a director of the Company, and for a period of ninety (90) days following termination of his relationship with the Company for reasons other than fraud, dishonesty, or disloyalty to the Company. In the event that an optionee shall die prior to the complete exercise of options granted to the optionee under the 1993 Director Stock Option Plan, the vested portion of any such remaining option may be exercised in whole or in part within ninety (90) days after the date of the optionee's death and then only: (i) by the optionee's estate or by or on behalf of such person or persons to whom the optionee's rights pass under the optionee's will or the laws of descent and distribution; and (ii) prior to expiration of the term of the option. In the event that an optionee shall become permanently and totally disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code) while an director of the Company and prior to the complete exercise of options granted to the optionee under the 1993 Director Stock Option Plan, the vested portion of any such remaining option may be exercised in whole or in part within six (6) months following the date the optionee is determined to have become permanently and totally disabled.

      NON-ASSIGNMENT. During the lifetime of any optionee, options issued under the 1993 Director Stock Option Plan shall not be assignable or transferable by the optionee, whether voluntarily or by option of law or otherwise.

      DISSOLUTION, MERGER OR REORGANIZATION. In the event of: (1) a dissolution or liquidation of the Company, (2) a merger or consolidation in which the Company is not the surviving corporation, or (3) another capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, any outstanding options under the 1993 Director Stock Option Plan shall terminate except: (i) when another corporation shall assume such options or substitute new options therefore; and (ii) the Compensation Committee shall have the discretion and power in any such event to determine, and to make effective provisions therefor, that an optionee may exercise his option for such number of shares, not exceeding the total number specified by the option, as the Compensation committee may determine and/or that any outstanding options shall continue in full force and effect.

      ADJUSTMENTS AS TO NUMBER OF SHARES. The aggregate number and kind of shares available for options under the 1993 Director Stock Option Plan, the number and kind of shares subject to any outstanding option, and the option price of each outstanding option shall be proportionately adjusted by the Compensation Committee for any increase, decrease or change in the total outstanding Common Stock of the Company resulting from a stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of shares or similar transaction (but not by reason of the issuance or purchase of Common Stock by the Company in consideration for money, services or property or by reason of the conversion of convertible stock to Common Stock).

      TERM OF THE 1993 DIRECTOR STOCK OPTION PLAN: AMENDMENT AND Termination. The 1993 Director Stock Option Plan took effect on October 1, 1993, and shall remain in effect until all shares subject to issuance thereunder have been purchased pursuant to options granted thereunder, provided that all options and rights granted under the 1993 Director Stock Option Plan must be granted prior to September 30, 2003. The Board of Directors of the Company, without further approval of the shareholders of the Company, may at any time suspend or terminate the 1993 Director Stock Option Plan or may amend it from time to time in any manner; provided, however, that no amendment shall be effective without prior approval of the shareholders of the Company which would (i) except in the case of adjustments authorized under 1993 Director Stock Option Plan, increase the maximum number of shares which may be issued under the 1993 Director Stock Option Plan, (ii) change the eligibility requirements for optionees entitled to receive options under the 1993 Director Stock Option Plan, or (iii) extend the period for granting options.

      TAX CONSEQUENCES. An optionee will not recognize taxable income upon the grant of a stock option under the 1993 Director Stock Option Plan. When an optionee exercises such an option, the optionee will recognize taxable compensation income at the time equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. An optionee will generally have a basis in stock acquired through exercise of an option under the 1993 Director Stock Option Plan equal to the fair market value of the stock on the date of exercise. If the optionee subsequently sells the stock, the gain (which is the difference between the sales price and the optionee's basis) will be taxed as capital gain in the taxable year in which the sale occurs. Any compensation income recognized by the optionee upon the exercise of an option under the 1993 Director Stock Option Plan will be allowable to the Company as a business deduction at the time it is recognized by the optionee.

      Approval of the amendment to the 1993 Director Stock Option Plan requires the affirmative vote of a majority of votes cast. Abstentions and broker non-votes are not considered votes cast. In the absence of instructions to the contrary, proxies covering the Common Shares will be voted FOR the amendment.

      The Board of Directors recommends a vote FOR the amendment to the Company's 1993 Director Stock Option Plan.

             APPROVAL OF THE 1998 LONG-TERM INCENTIVE COMPENSATION PLAN
                                  (PROPOSAL 3)

      On April 28, 1998, the Board of Directors adopted, subject to shareholder approval, the 1998 Long-Term Incentive Compensation Plan (the "Plan"). The Board believes that the Plan provides a balanced approach to rewarding key employees linked to total return to shareholders as reflected in share price appreciation.

      The following is a summary of the material features of the Plan. The full text of the Plan is attached as Appendix A, and the following summary is qualified in its entirety by reference to it.

      PURPOSE. The purpose of the Plan is to attract, retain and motivate key employees of the Company by offering incentive compensation tied to the performance of the Company and its share price and, therefore, more closely aligned with the interests of shareholders.

      ADMINISTRATION. The Plan will be administered by the Compensation Committee, composed of not less than two directors appointed by the Board. Each member of the Compensation Committee shall, at all times during their service as such, be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Compensation Committee shall have conclusive authority to construe and interpret the Plan and any Award Agreement entered into thereunder, and to establish, amend and rescind administrative policies for the administration of the Plan; and such additional authority as the Board of Directors may from time to time determine to be necessary or desirable.

      TERM. The plan shall become effective as of January 1, 1998 subject to its approval by Company shareholders.

      ELIGIBILITY. Those persons eligible to participate in the Plan shall include officers and other key employees of the Company and its subsidiaries whose performance, as determined by the Compensation Committee, can have a significant effect on the growth, profitability and success of the Company.

      SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided in the Plan, the total number of Common Shares available under the Plan shall be 1,500,000 Common Shares.

      PARTICIPATION. The Compensation Committee shall select, from time to time, key employees who, in the opinion of the Compensation Committee, can further the Plan's purposes and the Compensation Committee shall determine the type or types of awards to be made to the participant. The terms, conditions and restrictions of each award shall be set forth in an Award Agreement.

      STOCK OPTIONS. Awards may be granted in the form of non-statutory stock options and incentive stock options.

      SHARE APPRECIATION RIGHTS ("SARs"). Awards may be granted in the form of SARs. SARs entitle the recipient to receive a payment equal to the appreciation in market value of a stated number of Common Shares from the price stated in the Award Agreement to the market value of the Common Shares on the date of exercise or surrender.

      RESTRICTED STOCK AWARDS. Awards may be granted in the form of Restricted Stock Awards. Restricted Stock Awards are subject to such terms, conditions, restrictions, or limitations as the Compensation Committee deems appropriate.

      PHANTOM STOCK. Awards may be granted in the form of Phantom Stock Awards. Phantom Stock Awards entitle the individual to receive the market value or the appreciation in value of an equivalent number of Common Shares on a settlement date determined by the Compensation Committee.

      PAYMENT OF AWARDS. Payment of awards may be made in cash, share, a combination of cash and share or any other form of property in the Compensation Committee's discretion. Payment may also be made in lump sums or installments as determined by the Compensation Committee.

      CHANGE IN CONTROL. In the event of a "change in control" of the Company: stock options not otherwise exercisable shall become fully exercisable; SARs not otherwise exercisable shall become exercisable; all restrictions previously established with respect to Restricted Stock Awards will conclusively be deemed to have been satisfied; all conditions and restrictions previously established with respect to Phantom Stock Awards will conclusively be deemed to have been satisfied and fulfilled and participants shall be entitled to receive shares in satisfaction of their rights under the Award Agreement; and with respect to Performance Shares, all previously established performance targets will be conclusively deemed to have been met.

      TAX MATTERS. Section 162(m) of the Internal Revenue Code prohibits a publicly held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the end of the corporation's fiscal year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based" compensation under
Section 162(m) of the Code.

      The final regulations promulgated by the Internal Revenue Service under
Section 162(m) (the "Final Regulations") set forth a number of requirements which must be satisfied in order for compensation paid under the Plan to qualify as "performance-based" for purposes of Section 162(m). The Company is seeking shareholder approval of the Plan in order to qualify certain compensation awarded under the Plan as "performance-based" for purposes of Section 162(m).

FEDERAL INCOME TAX CONSEQUENCES

      The following is a brief summary of the principal anticipated federal income tax consequences of grants under the Plan to recipients and the Company. This summary is not intended to be exhaustive and does not describe all federal, state or local tax laws.

      OPTION GRANTS. Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

      INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two (2) holding periods is not satisfied, then a disqualifying disposition will result.

      Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

      If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

      NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

      If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

      The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

      STOCK APPRECIATION RIGHTS. The grant of an SAR should not give rise to federal income tax consequences to the recipient or the Company. In the case of an SAR that becomes exercisable (as opposed to an SAR that merely matures and is paid out), exercisability alone should not give rise to federal income tax consequences. Moreover, appreciation in the underlying shares, either before or after the SAR becomes exercisable, should not trigger tax prior to payout. When the holder of an SAR exercises the SAR or otherwise receives the payout, the holder recognizes ordinary income (and, subject to the discussion of Section 162(m) of the Code below, the Company may have a deduction), subject to withholding, in the amount of the payout. To the extent the payout is made in shares of Common Shares, the holder's income is measured by the then fair market value of the shares of Common Shares. The Company will be entitled to withhold taxes on the value of the payout of an SAR. If the payout is made in shares of Common Shares, satisfaction of the withholding may be accomplished by reducing the number of shares of Common Shares to be issued to the employee.

      RESTRICTED STOCK. Generally, a recipient will not recognize income and the Company will not be entitled to a deduction with respect to an award of Restricted Stock until the first to occur of the vesting or the free transferability of such shares. The amount to be included in the recipient's income (and, subject to the discussion of Section 162(m) of the Code below, which may be deductible by the Company) will equal the fair market value of the Restricted Stock on the first day it is freely transferable or vested, not when it is first issued to a recipient, over the amount, if any, paid for such stock. The Company will be entitled to withhold tax from a recipient's salary or from the shares that are no longer subject to restriction in order to satisfy any tax withholding obligation arising from the taxability of the Restricted Stock. A recipient receiving Restricted Stock can elect to include the value of the Restricted Stock, over the amount, if any, paid for such stock, in income at the time it is awarded by making a "Section 83(b) Election" within 30 days after the Restricted Stock is transferred to the recipient.

      PHANTOM STOCK. The grant of phantom stock should not give rise to federal income tax consequences to the recipient or the Company. In the case of a holding of phantom stock which the recipient can compel the Company to redeem (as opposed to phantom stock that merely matures and is paid out), the ability to compel redemption alone should not give rise to federal income tax consequences. Moreover, appreciation in the underlying stock, either before or after the phantom stock becomes redeemable, should not trigger tax consequences to the holder prior to payout. When the holder of phantom stock causes the phantom stock to be redeemed or otherwise receives the payout, the holder will realize ordinary income (and, subject to the discussion of Section 162(m) of the Code below, the Company may have a deduction) subject to withholding, in the amount of the payout. To the extent the payout is made in shares of Common Stock, the holder's income is measured by the then fair market value of the shares of Common Stock. The Company will be entitled to withhold taxes on the value of the payout of phantom stock. If the payout is made in shares of Common Stock, satisfaction of the withholding may be accomplished by reducing the number of shares to be issued to the recipient.

      SECTION 162(m). Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer(s) or any of the four other most highly compensated executive officers who are employed by the Company on the last day of the taxable year. The restrictions on deductibility under Section 162(m) of the Code do not apply to certain performance based compensation. Grants under the Plan are intended to satisfy the requirements for deductible compensation under Section 162(m) of the Code. However, due to various factors, not all grants under the Plan may be deductible under Section 162(m) of the Code.

      PLAN BENEFITS. Through April 30, 1998, no options have been granted under the Plan, nor has the Company committed itself to grant any options under the Plan which is subject to shareholder approval.

      Approval of the Plan requires the affirmative vote of a majority of votes cast. Abstentions and broker non-votes are not considered votes cast. In the absence of instructions to the contrary, proxies covering the Common Shares will be voted FOR the amendment.

      The Board of Directors recommends that the shareholders vote FOR the Plan.

                  AMENDMENT TO CERTIFICATE OF INCORPORATION
   TO PERMIT AUTHORIZATION OF FUNDAMENTAL CHANGES BY A MAJORITY VOTE OF THE
                                  SHAREHOLDERS
                                  (Proposal 4)

      The general workings of a New York corporation are governed by the New York Business Corporation Law (BCL) and by the provisions of the Company's certificate of incorporation. The BCL was amended, effective February 22, 1998, to effect a series of sweeping changes which bring the law in line with the modern provisions for corporate governance prevalent in many other states, including Delaware. These provisions contribute to ease in management of the modern corporation; promote flexibility and quick response in the fast moving world of corporate finance; temper the ability of a minority of shareholders to block major corporate action which is favored by the majority and considered to be in the best interests of the corporation by its board, while preserving the rights of minority shareholders, including the right of appraisal in certain circumstances; and generally promote the functioning of the modern corporation. In order to take advantage of certain of these changes, the Company is required to amend its certificate of incorporation, which requires the approval of its shareholders.

      Currently, a vote of two-thirds of the shareholders of the Company is required to authorize a merger or consolidation; sale, lease or exchange of all or substantially all of the assets of the Company; or a dissolution of the Company (a "Fundamental Change"). The BCL was amended effective February 22, 1998 to permit existing corporations to amend their certificates of incorporation to permit authorization of a Fundamental Change by a vote of a majority of the Shareholders. The Board recommends an amendment to the Certificate of Incorporation to permit authorization of a Fundamental Change by a vote of a majority of the Shareholders.

      While the Company does not have any commitment, agreement, or understanding at this time to make any Fundamental Change, the amendment would permit the Company to obtain authorization for a merger or consolidation; sale, lease or exchange of all or substantially all of the assets of the Company; or a dissolution of the Company with the approval of a majority of the shareholders rather than two-thirds as is currently required. The Board believes this amendment is advisable because it would give the Company greater flexibility in approving such a Fundamental Change, would limit the ability of a minority of the shareholders to block a Fundamental Change which was approved by the majority, and would make it easier to solicit the required positive votes to approve the change.

      Approval of the amendment to the Certificate of Incorporation to permit authorization of Fundamental Changes by a majority vote of the shareholders requires the affirmative vote of two-thirds of votes cast. Abstentions and broker non-votes are not considered votes cast. In the absence of instructions to the contrary, proxies covering the Common Shares will be voted FOR the amendment.

      If the amendment is approved, the Certificate of Incorporation will be amended to add the following section thereto:

               The affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon shall be required to approve any plan of merger or consolidation; or the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company; or a dissolution of the Company.

      The Board of Directors recommends a vote FOR the amendment to the Company's Certificate of Incorporation with respect to authorization of Fundamental Changes.

                       APPROVAL OF INDEPENDENT ACCOUNTANTS
                                  (Proposal 5)

      For the year ended December 31, 1997, Coopers & Lybrand, LLP served as the Company's independent public accountants. For the year ended December 31, 1996, the accounting firm of Bonadio & Co., LLP served as the independent public accountants of the company for the purpose of reporting on the audit of the company's financial statements. In March 1997, the Company solicited proposals from several accounting firms to serve as the Company's auditors in the future. After review of the responses to the request for proposals, the Board of Directors proposed the appointment of Coopers & Lybrand, LLP as the Company's independent public accountants for the year ending December 31, 1997, which appointment was approved by an affirmative vote of a majority of the total number of votes cast at the 1997 Annual Meeting.

      Approval of the auditors requires the affirmative vote of a majority of votes cast. Abstentions and broker non-votes are not considered votes cast. In the absence of instructions to the contrary, proxies covering the Common Shares will be voted FOR the appointment of Coopers & Lybrand, LLP as the Company's independent public accountants for the year ending December 31, 1998. If the shareholders do not appoint Coopers & Lybrand, LLP, the selection of independent public account will be made by the Board of Directors, and Coopers & Lybrand, LLP may at that time be considered for such appointment.

      A representative of Coopers & Lybrand, LLP is expected to be present at the Annual Meeting. This representative will be given an opportunity to make a statement if that person so desires and will be available to respond to appropriate questions concerning the audit of the Company's financial statements.

                                  OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors knows of no other matters that are to be presented for consideration at the Annual Meeting. Should any other matter come before the Annual Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to any such matter in accordance with their judgment.

      Shareholders are requested to date, sign and return the proxy in the enclosed envelope. If you attend the Annual Meeting, you may revoke your proxy at that time and vote in person if you so desire; otherwise, your proxy will be voted for you.

                SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

      In order for any shareholder proposal to be included in the Company's Proxy Statement to be issued in connection with the 1999 Annual Meeting of Shareholders, such proposal must be received by the Company no later than February 1, 1999.

      THE FINANCIAL STATEMENTS OF THE COMPANY AS THEY APPEARED IN THE ANNUAL REPORT OF THE COMPANY ON FORM 10-KSB FOR YEAR ENDED DECEMBER 31, 1997, TOGETHER WITH THE AUDITORS' REPORT, IS INCLUDED WITH THIS PROXY. A COMPLETE COPY OF THE COMPANY'S FORM 10-KSB FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: HUDSON HOTELS CORPORATION, ONE AIRPORT WAY, SUITE 200, ROCHESTER, NEW YORK 14624, ATTENTION: CORPORATE SECRETARY.

                       BY ORDER OF THE BOARD OF DIRECTORS

                                Alan S. Lockwood
                                    Secretary

Dated:  May __, 1998
Rochester, New York

                                   APPENDIX A

                            HUDSON HOTELS CORPORATION

                  1998 LONG-TERM INCENTIVE COMPENSATION PLAN

1.  PURPOSE

  The purpose of the Plan is to advance the long-term interests of Hudson Hotels Corporation (the "Company") by (i) motivating executive personnel by means of long-term incentive compensation, (ii) furthering the identity of interests of participants with those of the shareholders of the Company through the ownership and performance of the Common Shares of the Company, and (iii) permitting the Company to attract executive personnel upon whose judgment the successful conduct of the business of the Company largely depends. Toward this objective, the Committee may grant stock options, share appreciation rights, restricted stock awards, phantom stock and/or performance shares to Key Employees of the Company and its Subsidiaries, on the terms and subject to the conditions set forth in the Plan.

2.  DEFINITIONS

  2.1 "Administrative Policies" means the administrative policies and procedures adopted and amended from time to time by the Committee to administer the Plan.

  2.2 "Award" means any form of stock option, share appreciation right, restricted stock award, phantom stock or performance share granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

  2.3 "Award Agreement" means a written agreement with respect to an Award between the Company and a Participant establishing the terms, conditions, restrictions and limitations applicable to an Award. To the extent an Award Agreement is inconsistent with the terms of the Plan, the Plan shall govern the rights of the Participant thereunder.

  2.4 "Board" means the Board of Directors of the Company.

  2.5 "Change In Control" means a change in control of the Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 6(e) of schedule 14A of Regulation 14A promulgated under the Exchange Act; provided that, without limitation, a Change In Control shall be deemed to have occurred at such time after April 1, 1998 as (i) any "person" within the meaning of Section 14(d) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof unless the election or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

  2.6 "Change in Control Price" means the higher of (i) the mean of the high and low trading prices for the Company's Common Shares on the Stock Exchange on the date of determination of the Change in Control or (ii) the highest price per share actually paid for the Common Shares in connection with the Change in Control of the Company.

  2.7 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

  2.8 "Committee" means the Compensation Committee of the Board, or such other committee designated by the Board, authorized to administer the Plan under
Section 3 hereof.

  2.9 "Common Share" means a common share, par value $.001, of the Company.

  2.10 "Company" means Hudson Hotels Corporation.

  2.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  2.12 "Key Employee" means an employee of the Company or a Subsidiary who holds a position of responsibility in a managerial, administrative or professional capacity, and whose performance, as determined by the Committee in the exercise of its sole and absolute discretion, can have a significant effect on the growth, profitability and success of the Company.

  2.13 "Participant" means any individual to whom an Award has been granted by the Committee under this Plan.

  2.14 "Plan" means the Hudson Hotels Corporation 1998 Long-Term Incentive Compensation Plan.

  2.15 "Stock Exchange" means The NASDAQ Stock Exchange or, if the Common Shares are no longer traded on the The NASDAQ Stock Market, such other market price reporting system on which the Common Shares are traded or quoted designated by the Committee after it determines that such other exchange is both reliable and reasonably accessible.

  2.16 "Subsidiary" means a Company or other business entity in which the Company directly or indirectly has an ownership interest of more than fifty percent.

3.  ADMINISTRATION

  The Plan shall be administered under the supervision of the Committee composed of not less than two directors each of whom shall be deemed to be "a Non-Employee Director" under Rule 16b-3 of the Exchange Act or any subsequent rule or act.

  Members of the Committee shall serve at the pleasure of the Board of Directors, and may resign by written notice filed with the Chief Executive Officer or the Secretary of the Company. A vacancy in the membership of the Committee shall be filled by the appointment of a successor member by the Board of Directors. Until such vacancy is filled, the remaining members shall constitute a quorum and the action at any meeting of a majority of the entire Committee, or an action unanimously approved in writing, shall constitute action of the Committee. Subject to the express provisions of this Plan, the Committee shall have conclusive authority to construe and interpret the Plan, any Award Agreement entered into hereunder and to establish, amend and rescind Administrative Policies for the administration of this Plan and shall have such additional authority as the Board of Directors may from time to time determine to be necessary or desirable.

  In addition, in order to enable Key Employees who are foreign nationals or employed outside the United States, or both, to receive Awards under the Plan, the Committee may adopt such amendments, Administrative Policies, subplans and the like as are necessary or advisable, in the opinion of the Committee, to effectuate the purposes of the Plan.

4.  ELIGIBILITY

  Any Key Employee is eligible to become a Participant in the Plan.

5.  SHARES AVAILABLE

Common Shares available for issuance under the Plan may be authorized and unissued shares or treasury shares. Subject to the adjustments provided for in Sections 17 and 18 hereof, the number of Common Shares available for grant of Awards under the Plan is one million five hundred thousand (1,500,000). If any awards hereunder shall terminate or expire, as to any number of shares, stock options, and Restricted Stock may thereafter be awarded with respect to such shares.

6.  TERM

  The Plan shall become effective as of April 1, 1998, subject to approval of the Plan by the Company's shareholders at the 1998 annual meeting. No Awards shall be exercisable or payable before approval of the Plan has been obtained from the Company's shareholders.

7.  PARTICIPATION

  The Committee shall select, from time to time, Participants from those Key Employees who, in the opinion of the Committee, can further the Plan's purposes and the Committee shall determine the type or types of Awards to be made to the Participant. The terms, conditions and restrictions of each Award shall be set forth in an Award Agreement.

8.  STOCK OPTIONS

  (a) Grants. Awards may be granted in the form of stock options. Stock options may be incentive stock options within the meaning of Section 422 of the Code or non-statutory stock options (i.e., stock options which are not incentive stock options), or a combination of both, or any particular type of tax advantaged option authorized by the Code from time to time.

  (b) Terms and Conditions of Options. An option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee; provided, however, that no stock option shall be exercisable more than ten years after the date of grant thereof. The option exercise price shall be established by the Committee, but such price shall not be less than the per share fair market value of the Common Share, as determined by the Committee, on the date of the stock option's grant subject to adjustment as provided in Sections 17 or 18 hereof.

  (c) Restrictions Relating to Incentive Stock options. Stock options issued in the form of incentive stock options shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with Section 422 of the Code. Incentive Stock options shall be granted only to full time employees of the Company and its subsidiaries within the meaning of Section 425 of the Code. The aggregate fair market value (determined as of the date the option is granted) of shares with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under this Plan or any other plan of the Company or any Subsidiary which provides for the granting of incentive stock options) may not exceed $100,000 or such other number as may be applicable under the Code from time to time. Any incentive stock option that is granted to any employee who is, at the time the option is granted, deemed for purposes of
Section 422 of the Code, or any successor provision, to own shares of the Company possessing more than ten percent of the total combined voting power of all classes of shares of the Company or of a parent or subsidiary of the Company, shall have an option exercise price that is at least one hundred ten percent of the fair market value of the shares at the date of grant and shall not be exercisable after the expiration of five years from the date it is granted.

  (d) Additional Terms and Conditions. The Committee may, by way of the Award Agreement or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, on any stock option Award, provided they are not inconsistent with the Plan.

  (e) Payment. Upon exercise, a participant may pay the option exercise price of a stock option in cash or Common Shares, Share Appreciation Rights or a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Shares and may impose such conditions as it deems appropriate on the use of such Common Shares to exercise a stock option.

9.  SHARE APPRECIATION RIGHTS

  (a) Grants. Awards may be granted in the form of share appreciation rights ("SARs"). SARs shall entitle the recipient to receive a payment equal to the appreciation in market value of a stated number of Common Shares from the price stated in the Award Agreement to the market value of the Common Shares on the date of exercise or surrender. An SAR may be granted in tandem with all or a portion of a related stock option under the Plan ("Tandem SARs"), or may be granted separately ("Freestanding SARs"). A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. An SAR may be exercised no sooner than six months after it is granted. In the case of SARs granted in tandem with stock options granted prior to the grant of such SARs, the appreciation in value shall be appreciation from the option exercise price of such related stock option to the market value of the Common Shares on the date of exercise.

  (b) Terms and Conditions of Tandem SARs. Subject to limitations contained in the preceding paragraph, a Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable. Upon exercise of a Tandem SAR as to some or all of the shares covered by an Award, the related stock option shall be cancelled automatically to the extent of the number of SARs exercised, and such shares shall not thereafter be eligible for grant under
Section 5 hereof.

  (c) Terms and Conditions of Freestanding SARs. Freestanding SARs shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The base price of a Freestanding SAR shall also be determined by the Committee; provided, however, that such price shall not be less that the fair market value of the Common Share, as determined by the Committee, on the date of the award of the Freestanding SAR.

  (d) Deemed Exercise. The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR, if at such time the SAR by its terms is otherwise exercisable and, if so exercised, would result in a payment to the participant.

  (e) Additional Terms and Conditions. The Committee may, consistent with the Plan, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, on any SAR Award, including but not limited to determining the manner in which payment of the appreciation in value shall be made.

10.  RESTRICTED STOCK AWARDS

  (a) Grants. Awards may be granted in the form of Restricted Stock Awards. Restricted Stock Awards shall be awarded in such numbers and at such times as the Committee shall determine.

  (b) Award Restrictions. Restricted Stock Awards shall be subject to such terms, conditions, restrictions, or limitations as the Committee deems appropriate including, by way of illustration but not by way of limitation, restrictions on transferability, requirements of continued employment or individual performance or the financial performance of the Company. The Committee may modify, or accelerate the termination of, the restrictions applicable to a Restricted Stock Award under such circumstances as it deems appropriate.

  (c) Rights as Shareholders. During the period in which any restricted Common Shares are subject to the restrictions imposed under the preceding paragraph, the Committee may, in its discretion, grant to the Participant to whom such Restricted Stocks have been awarded all or any of the rights of a shareholder with respect to such shares, including, by way of illustration but not by way of limitation, the right to vote such shares and to receive dividends.

  (d) Evidence of Award. Any Restricted Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a share certificate or certificates.

11.  PHANTOM STOCK

  (a) Grants. Awards may be granted in the form of Phantom Stock Awards. Phantom Stock Awards shall entitle the Participant to receive the market value or the appreciation in value of an equivalent number of Common Shares on a settlement date determined by the Committee.

  (b) Additional Terms and Conditions. The Committee may, consistent with the plan, by way of Award Agreement or otherwise, determine such other terms, conditions, restrictions or limitations, if any, on any Award of Phantom Stock.

12.  PAYMENT OF AWARDS

  Except as otherwise provided herein, Award Agreements may provide that, at the discretion of the Committee, payment of Awards may be made in cash, Common Share, a combination of cash and Common Share, or any other form of property as the Committee shall determine. Further, the terms of Award Agreements may provide for payment of Awards in the form of a lump sum or installments, as determined by the Committee.

13.  DIVIDENDS AND DIVIDEND EQUIVALENTS

  If an Award is granted in the form of a Restricted Stock Award, Phantom Stock Award or a Freestanding SAR, the Committee may choose, at the time of the grant of the Award, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner and at such time as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee's discretion, accrue interest or be reinvested into additional Common Shares.

14.  TERMINATION OF EMPLOYMENT

  The Committee shall adopt Administrative Policies determining the entitlement of Participants who cease to be employed by either the Company or Subsidiary whether because of death, disability, resignation, termination or retirement pursuant to an established retirement plan or policy of the Company or of its applicable Subsidiary.

15.  ASSIGNMENT AND TRANSFER

  Unless the Committee otherwise determines, the rights and interests of a Participant under the Plan may not be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

16.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

  In the event of any change in the outstanding Common Shares by reason of any reorganization, recapitalization, share split, share dividend, combination or exchange of shares merger, consolidation or any change in the corporate structure or shares of the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the shares issuable pursuant to then outstanding Awards shall be appropriately adjusted by the Committee whose determination shall be final.

17.  EXTRAORDINARY DISTRIBUTIONS AND PRO-RATA REPURCHASES

  In the event the Company shall at any time when an Award is outstanding make an Extraordinary Distribution (as hereinafter defined) in respect of Common Shares or effect a Pro- Rata Repurchase of Common Shares (as hereinafter defined), the Committee shall consider the economic impact of the Extraordinary Distribution or Pro-Rata Repurchase on Participants and make such adjustments as it deems equitable under the circumstances. The determination of the Committee shall, subject to revision by the Board of Directors, be final and binding upon all Participants.

  (a) As used herein, the term "Extraordinary Distribution" means any dividend or other distribution of

    (x) cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding twelve months, when combined with the aggregate amount of all Pro-Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro-Rata Repurchases which is in excess of the Fair Market Value of the Common Shares repurchased during such twelve month period), exceeds ten percent (10%) of the aggregate Fair Market Value of all shares of Common Share outstanding on the record date for determining the shareholders entitled to receive such Extraordinary Distribution or

    (y) any shares of capital share of the Company (other than shares of Common Share), other securities of the Company, evidences of indebtedness of the Company or any other person or any other property (including shares of any Subsidiary of the Company), or any combination thereof.

  (b) As used herein "Pro-Rata Repurchase" means any purchase of Common Shares by the Company or any Subsidiary thereof, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Share; provided, however, that no purchase of shares of the Company or any Subsidiary thereof made in open market transactions shall be deemed a Pro-Rata Repurchase.

18.  WITHHOLDING TAXES

  The Company or the applicable Subsidiary shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment tax required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable Administrative Policies it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Shares due as a result of such Award, or by permitting the Participant to deliver to the Company Common Shares having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes.

19.  NONCOMPETITION PROVISION

  Unless the Award Agreement specifies otherwise, a Participant shall forfeit all unexercised unearned Awards if (i) in the opinion of the Committee, the Participant, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, or otherwise, in any business or activity competitive with the business conducted by the Company or any Subsidiary; or (ii) the Participant performs any act or engages in any activity which in the opinion of the Committee is detrimental to the best interests of the Company.

20.  REGULATORY APPROVALS AND LISTINGS

  Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Shares evidencing Restricted Stock Awards or any other Award payable in Common Shares prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the Stock Exchange, and (c) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

21.  NO RIGHT TO CONTINUED EMPLOYMENT OR GRANTS

  Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company or any Subsidiary. The Company or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate the employment of any Key Employee at any time. The adoption of this Plan shall not be deemed to give any Key Employee or any other individual any right to be selected as a Participant, to be granted any Awards hereunder or if granted an Award in any year, to receive Awards in any subsequent year.

22.  AMENDMENT

  The Committee may suspend or terminate the Plan at any time. In addition, the Committee may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the number of Common Shares which may be issued under the Plan (except as specified in Section 17), or (c) materially modify the requirements as to eligibility for participation in the Plan.

23.  GOVERNING LAW

  The Plan shall be governed by and construed in accordance with the laws of the State of New York, except as preempted by applicable Federal law.

24.  CHANGE IN CONTROL

  (a) Stock options. In the event of a Change in Control, options not otherwise exercisable at the time of a Change in Control shall become fully exercisable upon such Change in Control.

  (b) Share Appreciation Rights. In the event of a Change in Control, Tandem SARs not otherwise exercisable upon a Change In Control shall become exercisable to the extent that the related Stock option is exercisable. Freestanding SARs not otherwise exercisable upon a Change In Control shall also become fully exercisable upon such Change In Control.

    (i) The Company shall make payment to Participants with respect to SARs in cash in an amount equal to the appreciation in the value of the SAR from the base price specified in the Award Agreement to the Change In Control Price;

    (ii) Such cash payments to Participants shall be due and payable, and shall be paid by the Company, immediately upon the occurrence of such Change In Control; and

    (iii) After the payment provided for in (ii) above, Participants shall have no further rights under SARs outstanding at the time of such Change In Control.

  (c) Restricted Stock Awards. In the event of a Change In Control, all restrictions previously established with respect to Restricted Stock Awards will conclusively be deemed to have been satisfied. Participants shall be entitled to have issued to them the Common Shares described in the applicable Award Agreements, free and clear of any restriction or restrictive legend, except that if upon the advice of counsel to the Company, Common Shares cannot lawfully be issued without restriction, then the Company shall make payment to Participants in cash in an amount equal to the Change In Control Price of the Common Shares that otherwise would have been issued.

    (i) Such cash payments to Participants shall be due and payable, and shall be paid by the Company, immediately upon the occurrence of such Change In Control; and

    (ii) After the payment provided for in (i) above, Participants shall have no further rights under Restricted Stock Awards outstanding at the time of such Change In Control of the Company.

  (d) Phantom Stock.  In the event of a Change In Control,

    (i) all restrictions and conditions, if any, previously established with respect to Phantom Stock Awards will conclusively be deemed to have been satisfied and fulfilled Participants shall be entitled to receive Common Shares in satisfaction of their rights under Phantom Stock Awards in accordance with the amounts otherwise payable by the Company pursuant to the Award Agreement;

    (ii) Such Common Shares shall be issued to Participants by the Company immediately upon the occurrence of such Change In Control; and

    (iii) After the payment provided for in (ii) above, the Participants shall have no further rights under Phantom Stock Awards outstanding at the time of such change of control of the Company.

  (e) Miscellaneous. Upon a Change In Control, no action shall be taken which would adversely affect the rights of any Participant or the operation of the Plan with respect to any Award to which the Participant may have become entitled hereunder on or prior to the date of he Change In Control or to which he may become entitled as a result of such Change In Control.

25.  NO RIGHT, TITLE, OR INTEREST IN COMPANY ASSETS

  No Participant shall have any rights as a shareholder as a result of participation in the Plan until the date of issuance of a share certificate in his name except, in the case of Restricted Stock Awards, to the extent such rights are granted to the Participant under Section 10(c) hereof. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

26.  PAYMENT BY SUBSIDIARIES

  Settlement of Awards to employees of Subsidiaries shall be made by and at the expense of such Subsidiary. Except as prohibited by law, if any portion of an Award is to be settled in Common Shares, the Company shall sell and transfer to the Subsidiary, and the Subsidiary shall purchase, the number of shares necessary to settle such portion of the Award.

                        HUDSON HOTELS CORPORATION

             Proxy Solicited on Behalf of the Board of Directors

    The undersigned hereby appoints E. Anthony Wilson, Ralph L. Peek, Bruce
A. Sahs or any of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of HUDSON HOTELS CORPORATION (the "Company") to be held on May 29, 1997 at 9:30 a.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

                    (Continued and to be signed on reverse side)

/x/ Please mark your vote as in this example.

                      FOR       WITHHELD     Nominees: E. Anthony Wilcon                       FOR   AGAINST    ABSTAIN
1. Election of        / /         / /                  Michael Cahill                          / /     / /        / /
   Directors                                           Bruce A. Sahs
                                                       Ralph L. Peek
For, except vote withheld from the following nominees: Robert Fagenson
                                                       John P. Buza

2. To consider and act upon a proposal to amend the Company's 1993 Director                 5. To consider and act upon a
   Stock Option Plan to increase the number of Common Shares reserved for                      proposal to appoint Coopers
   issuance thereunder from 135,000 shares to 216,000 shares.                                  & Lybrand, LLP as the
                                                                                               Company's independent public
3. To consider and act upon a proposal to approve the Company's 1998 Long-Term                 accountants for the year
   Incentive Compensation Plan.                                                                ending December 31, 1998
                                                                                               / /     / /        / /


4. To consider and act upon a proposal to amend the Company's Certificate of                6. To transact such other
   Incorporation to permit authorization of fundamental changes (including                     business as may properly
   merger or consolidation, sale, lease or exchange of all or substantially all                come before the meeting or
   of the assets of the Company, and dissolution of the Company) by a majority                 any adjournment or
   vote of the shareholders of the Company.                                                    adjournemnts thereof.
                                                                                               / /      / /        / /

                                                                          PLEASE MARK, SIGN, DATE
                                                                          AND RETURN THIS PROXY CARD
                                                                          PROMPTLY IN THE ENCLOSED
                                                                          ENVELOPE.


SIGNATURE(S)_____________________________________________________ DATE:_______________________________________________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee or guardian, please give full title as such.